UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2017

EAGLE FINANCIAL BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-216576	82-1340349
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

6415 Bridgetown Road, Cincinnati, Ohio	45248
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:        (513) 574-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On May 15, 2017, Eagle Financial Bancorp, Inc. (the “Company”) and Eagle Savings Bank (the “Bank”) entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”), who will assist in the marketing of the Company’s common stock during its stock offering.

For its services in the subscription and community offering, KBW will receive a fee of $250,000 upon closing of the offering. In addition, KBW will receive a fee of $30,000 for records agent services and a reimbursement for out-of-pocket expenses and legal expenses related to marketing and records management services. No fee will be payable to KBW with respect to shares purchased by officers, directors, employees or their immediate families, or shares purchased by employee benefit plans. In the event a syndicated community offering is conducted, the Company will pay fees not to exceed 6.0% of the aggregate purchase price of all shares of common stock sold in the syndicated community offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-216576) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 15, 2017.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1.1	Agency Agreement dated May 15, 2017, by and among the Company, the Bank and KBW

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE FINANCIAL BANCORP, INC.

DATE: May 18, 2017	By:	/s/ Gary J. Koester
Gary J. Koester
President and Chief Executive Officer